Exhibit 4.2

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 1, 2022, among each of the signatories hereto as a guarantor (the “Guaranteeing Entities”), Neogen Food Safety Corporation, a Delaware corporation, formerly known as Garden SpinCo Corporation (the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 20, 2022, providing for the issuance of an unlimited aggregate principal amount of 8.625% Senior Notes due 2030 (the “Notes”) initially guaranteed by 3M Company (“3M”) pursuant to that certain guarantee agreement delivered by 3M in favor of the Trustee;

WHEREAS, the Indenture provides that under certain circumstances each of the Guaranteeing Entities shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entities shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, the Issuer has provided to the Trustee such documents as are required to be provided to it under Article 9 of the Indenture, and pursuant to Section 9.01 of the Indenture, the Trustee and the Guaranteeing Entities are authorized to execute and deliver this Supplemental Indenture.

WHEREAS, the Issuer has changed its name from Garden SpinCo Corporation to Neogen Food Safety Corporation, pursuant to the Merger Certificate dated September 1, 2022.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.          Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          Guarantor.  The Guaranteeing Entities each hereby agree to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to each Guarantor, including Article 10 thereof.

3.          Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.          Waiver of Jury Trial.  EACH OF THE ISSUER, THE GUARANTEEING ENTITIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.          Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, portable document format (“PDF), or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes and shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by such means.

6.          Headings.  The headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.          The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the each of the Guaranteeing Entities or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and each Guaranteeing Entity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

NEOGEN FOOD SAFETY CORPORATION

By:	/s/ John E. Adent
	Name:	John E. Adent
	Title:	President

GUARANTEEING ENTITIES:

NEOGEN CORPORATION

By:	/s/ Steven J. Quinlan
	Name:	Steven J. Quinlan
	Title:	Vice President & Chief Financial Officer

ACUMEDIA MANUFACTURERS, INC. CHEM-TECH, LTD. GENESEEK, INC. HACCO, INC. NEOGEN FOOD SAFETY US HOLDCO CORPORATION PRESERVE, INC.

By:	/s/ Steven J. Quinlan
	Name:	Steven J. Quinlan
	Title:	Treasurer

[Signature Page – Supplemental Indenture]

GENETIC VETERINARY SCIENCES, LLC
NEOGEN PROPERTIES II, LLC
NEOGEN PROPERTIES III, LLC
NEOGEN PROPERTIES V, LLC
NEOGEN PROPERTIES VI, LLC
NEOGEN PROPERTIES VII, LLC
NEOGEN PROPERTIES IX, LLC
CAP IM SUPPLY, LLC
CAP SUPPLY, LLC

By:	NEOGEN CORPORATION, its Sole Member

	By:	/s/ Steven J. Quinlan

		Name:	Steven J. Quinlan
		Title:	Vice President & Chief Financial Officer

FALCON NEW OPCO, LLC

By:	/s/ John A. Tatum III
	Name:	John A. Tatum III
	Title:	Manager

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Vice President

[Signature Page – Supplemental Indenture]